Exhibit 99.2

UNITED MARITIME GROUP, LLC
UNITED MARITIME GROUP FINANCE CORP.

OFFER TO EXCHANGE
UP TO $200,000,000 IN PRINCIPAL AMOUNT OF
11 3/4% SENIOR SECURED NOTES DUE 2015
FOR
ALL OF THEIR OUTSTANDING
11 3/4% SENIOR SECURED NOTES DUE 2015 AND
SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

NOTICE OF GUARANTEED DELIVERY

As set forth in the Prospectus, dated          , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”) of United Maritime Group, LLC (the “Company”) and United Maritime Group Finance Corp. (“Finance Corp.,” and, together with the Company, the “Issuers”) under the heading “The Exchange Offer — How to Tender — Guaranteed Delivery Procedures” and in the Letter of Transmittal (the ‘‘Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Issuers to exchange up to $200,000,000 in principal amount of their 11 3/4% Senior Secured Notes due 2015 (the “Exchange Notes”) for all of their outstanding 11 3/4% Senior Secured Notes due 2015, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (“Initial Notes”).

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Issuers if the certificates for the Initial Notes and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or telegram or transmitted by facsimile transmission, mail or courier to the Exchange Agent.

To:

Wells Fargo Bank, National Association
(the “Exchange Agent”)

By Facsimile (for Eligible Institutions only):
(612) 667-6282
Attn. Bondholder Communications

For Information or Confirmation by telephone:
(800) 344-5128, Option 0

By Registered or Certified Mail:
WELLS FARGO BANK, N.A.
Corporate Trust Operations
MAC N9303-121
PO Box 1517
Minneapolis, MN 55480

By Regular Mail or Overnight Courier:
WELLS FARGO BANK, N.A.
Corporate Trust Operations
MAC N9303-121
Sixth & Marquette Avenue
Minneapolis, MN 55479

In Person by Hand Only:
WELLS FARGO BANK, N.A.
12th Floor — Northstar East Building
Corporate Trust Operations
608 Second Avenue South
Minneapolis, MN 55479

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Holders who wish to tender more than one series of Initial Notes using the guaranteed delivery procedures described in the Prospectus and Letter of Transmittal should complete separate Notices of Guaranteed Delivery for each of the Initial Notes.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuers, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.

Principal Amount of Initial Notes Tendered:	Sign Here

Signatures(s):
Certificate Nos. (if available):

Please Print the Following Information:

Total Principal Amount Represented by Initial Notes Certificate(s):	Name(s):

Address:

If Initial Notes will be delivered by book-entry transfer at the Depository Trust Company, insert:

Account Number:	Area Code and Tel. No(s):

Dated: , 2010

GUARANTEE

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized medallion program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (“Exchange Act”), as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:

Authorized Signature:

Number and Street or P.O. Box:

City: State: Zip Code:

Area Code and Tel. No.:

Dated:  , 2010

PLACE MEDALLION GUARANTEE STAMP BELOW

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